Atlassian Announces First Quarter Fiscal Year 2025 Results
Revenue of $1,188 million, up 21% year-over-year
Subscription revenue of $1,132 million, up 33% year-over-year
GAAP operating margin of (3)% and non-GAAP operating margin of 23%
Cash flow from operations of $80 million and free cash flow of $74 million
Team Anywhere/San Francisco (October 31, 2024) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its first quarter ended September 30, 2024. A shareholder letter was posted on Atlassian’s Work Life blog at http://atlassian.com/blog/announcements/shareholder-letter-q1fy25 and in the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
First Quarter Fiscal Year 2025 Earnings Results
“Through the power of our R&D engine, we’re not just marketing AI, we’re shipping it. I’m thrilled our team was able to launch Rovo, our latest product built for the AI era, into general availability just five months since its announcement,” said Mike Cannon-Brookes, Atlassian’s CEO and co-Founder. “We’re delivering differentiated value for customers through the power of Atlassian’s cloud platform and our Teamwork Graph - enabling teams to unlock organizational knowledge at scale across both first-party and third-party applications.”
“Fiscal year 2025 is off to a solid start as we delivered revenue of $1.2 billion in the quarter, up 21% year-over-year, driven by subscription revenue growth of 33% year-over-year,” said Joe Binz, Atlassian’s CFO. “We continue to focus our investment and execution against our key strategic priorities of serving the enterprise, delivering AI innovation, and further bringing together technology and business teams with the Atlassian System of Work.”
First Quarter Fiscal Year 2025 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $1,187.8 million for the first quarter of fiscal year 2025, up 21% from $977.8 million for the first quarter of fiscal year 2024.
•Operating Loss and Operating Margin: Operating loss was $32.0 million for the first quarter of fiscal year 2025, compared with operating loss of $18.9 million for the first quarter of fiscal year 2024. Operating margin was (3%) for the first quarter of fiscal year 2025, compared with (2%) for the first quarter of fiscal year 2024.
•Net Loss and Net Loss Per Diluted Share: Net loss was $123.8 million for the first quarter of fiscal year 2025, compared with net loss of $31.9 million for the first quarter of fiscal year 2024. Net loss per diluted share was $0.48 for the first quarter of fiscal year 2025, compared with net loss per diluted share of $0.12 for the first quarter of fiscal year 2024.
•Balance Sheet: Cash and cash equivalents plus marketable securities at the end of the first quarter of fiscal year 2025 totaled $2.2 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $268.1 million for the first quarter of fiscal year 2025, compared with operating income of $224.9 million for the first quarter of fiscal year 2024. Operating margin was 23% for each of the first quarter of fiscal year 2025 and 2024.
•Net Income and Net Income Per Diluted Share: Net income was $199.7 million for the first quarter of fiscal year 2025, compared with net income of $169.0 million for the first quarter of fiscal year 2024. Net income per diluted share was $0.77 for the first quarter of fiscal year 2025, compared with net income per diluted share of $0.65 for the first quarter of fiscal year 2024.
•Free Cash Flow: Cash flow from operations was $80.5 million and free cash flow was $74.3 million for the first quarter of fiscal year 2025. Free cash flow margin for the first quarter of fiscal year 2025 was 6%.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•Rovo: Atlassian announced the general availability of Rovo, its newest AI-powered product to unlock organizational knowledge at scale across the Atlassian platform and third-party SaaS applications. Rovo features advanced enterprise search capabilities, chat for seamless knowledge access across an organization, and agents to help solve complex problems and handle repetitive tasks, boosting team efficiency and collaboration.
•Atlassian Focus: Atlassian introduced Atlassian Focus, a new product as part of our Enterprise Strategy and Planning solution for enterprise leaders. Focus is a central hub that empowers leadership teams to visualize strategic priorities, connect work to goals, and ensure alignment across the organization, helping break down silos and deliver increased customer value.
•Expanding Portfolio of Premium Offerings: Atlassian announced the general availability of Jira Product Discovery Premium, Compass Premium, and Guard Premium. Premium editions of Atlassian’s products bring enterprise-grade capabilities and advanced features such as greater administrative controls, increased automation limits, Atlassian Intelligence, and enhanced security controls designed to support more complex organizational needs.
•A Leader in the 2024 Gartner® Magic Quadrant™ for DevOps Platforms: Atlassian was named a Leader in the 2024 Gartner Magic Quadrant for DevOps Platforms1. Atlassian offers a unified cloud-based DevOps platform bringing every team across the organization together to collaborate across the entire software development lifecycle to accelerate software delivery, improve software health, and enable a world-class developer experience.
•Customers with >$10,000 in Cloud ARR: Atlassian ended its first quarter of fiscal year 2025 with 46,844 customers with greater than $10,000 in Cloud annualized recurring revenue (Cloud ARR), an increase of 17% year-over-year.
•Achieved Global Recognition as a Great Place to Work: Atlassian was recognized on Fortune’s list of Best Workplaces in Technology™ 2024. This achievement reflects the hard work and dedication of the incredible team at Atlassian and their collective commitment to fostering an innovative environment for all employees to do their best work.
•Sustainability Report: Atlassian released its Fiscal Year 2024 Sustainability Report which can be found in the Investor Relations section of Atlassian’s website.
Share Repurchase Program
In September 2024, Atlassian’s Board of Directors authorized a new share repurchase program for up to $1.5 billion of Class A Common Stock, to commence following the completion of the $1.0 billion program previously authorized in January 2023. Under the program, which is designed to opportunistically return capital to shareholders, Atlassian may repurchase shares in the open market and enter into structured agreements with third parties.
New Chief Revenue Officer
Atlassian announced that Brian Duffy will join the company as Chief Revenue Officer, effective January 1, 2025. Brian is a visionary leader with nearly two decades in the technology industry and brings extensive experience in sales transformations. Brian spent 18 years at SAP, with his most recent role as President of Cloud at SAP, where he launched, built and scaled ‘RISE with SAP’, a strategic initiative to move customers to the cloud. Through agility, focus, and innovative migration practices, Brian was able to grow RISE from an initiative to a multi-billion dollar business in the span of two years. Most recently, Brian was the CEO of SoftwareOne where he set the company up for its next phase of growth and deepened relationships with customers and partners. He holds a Bachelor of International Law from the University College Dublin, and a Master of Laws from University of Illinois Chicago School of Law.
1 Gartner, Magic Quadrant for DevOps Platforms, Keith Mann, Thomas Murphy, Bill Holz, George Spafford, et al, 3 September 2024. Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Press Release), and the opinions expressed in the Gartner Content are subject to change without notice. GARTNER is a registered trademark and service mark of Gartner and Magic Quadrant is a registered trademark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved.

Financial Targets:
Atlassian is providing its financial targets as follows:
Second Quarter Fiscal Year 2025:
•Total revenue is expected to be in the range of $1,233 million to $1,241 million.
•Cloud revenue growth year-over-year is expected to be approximately 25.5%.
•Data Center revenue growth year-over-year is expected to be approximately 27.5%.
•Marketplace and other revenue growth year-over-year is expected to be approximately 8.0%.
•Gross margin is expected to be approximately 81.0% on a GAAP basis and approximately 84.0% on a non-GAAP basis.
•Operating margin is expected to be approximately (10.0%) on a GAAP basis and approximately 21.0% on a non-GAAP basis.
Fiscal Year 2025:
•Total revenue growth year-over-year is expected to be in the range of 16.5% to 17.0%.
•Cloud revenue growth year-over-year is expected to be approximately 24.0%.
•Data Center revenue growth year-over-year is expected to be approximately 20.5%.
•Marketplace and other revenue growth year-over-year is expected to be approximately 5.0%.
•Gross margin is expected to be approximately 81.0% on a GAAP basis and approximately 83.5% on a non-GAAP basis.
•Operating margin is expected to be in the range of (5.5%) to (5.0%) on a GAAP basis and in the range of 22.0% to 22.5% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s first quarter fiscal year 2025 shareholder letter dated October 31, 2024.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.
Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on Atlassian’s Work Life blog at https://atlassian.com/blog/announcements/shareholder-letter-q1fy25, and the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, October 31, 2024 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. Our software development, service management and work management software helps teams organize, discuss, and complete shared work. The majority of the Fortune 500 and over 300,000 companies of all sizes worldwide - including NASA, BMW, Kiva, Deutsche Bank and Dropbox - rely on our solutions to help their teams work better together and deliver quality results on time. Learn more about our products, including Jira, Confluence and Jira Service Management at https://atlassian.com.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including but not limited to risks and uncertainties related to statements about our platform, products (including AI products), product features (including AI capabilities), customers, enterprise sales, strategy, leadership transitions, macroeconomic environment, anticipated growth, outlook, technology, and other key strategic areas, and our financial targets such as total revenue, Cloud, Data Center, and Marketplace and other revenue, and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit and non-GAAP gross margin, non-GAAP operating income and non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit and non-GAAP gross margin. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, gain on a non-cash sale of a controlling interest of a subsidiary and the related income tax adjustments.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.

Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription for two or more seats and greater than $10,000 in Cloud ARR.
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,
	2024	2023
Revenues:
Subscription	$1,131,948	$851,982
Other	55,833	125,793
Total revenues	1,187,781	977,775
Cost of revenues (1) (2)	217,624	178,029
Gross profit	970,157	799,746
Operating expenses:
Research and development (1) (2)	603,101	481,738
Marketing and sales (1) (2)	252,393	193,567
General and administrative (1)	146,641	143,310
Total operating expenses	1,002,135	818,615
Operating loss	(31,978)	(18,869)
Other expense, net	(19,432)	(8,335)
Interest income	28,564	25,226
Interest expense	(7,318)	(8,976)
Loss before provision for income taxes	(30,164)	(10,954)
Provision for income taxes	(93,605)	(20,929)
Net loss	$(123,769)	$(31,883)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.48)	$(0.12)
Diluted	$(0.48)	$(0.12)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders:
Basic	260,477	257,907
Diluted	260,477	257,907
(1)Amounts include stock-based compensation as follows:

	Three Months Ended September 30,
	2024	2023
Cost of revenues	$18,214	$16,821
Research and development	193,445	150,446
Marketing and sales	35,992	32,281
General and administrative	38,495	36,033
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended September 30,
	2024	2023
Cost of revenues	$10,116	$5,772
Research and development	94	94
Marketing and sales	3,672	2,365

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	September 30, 2024	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$2,055,597	$2,176,930
Marketable securities	161,401	161,973
Accounts receivable, net	484,120	628,049
Prepaid expenses and other current assets	165,508	109,312
Total current assets	2,866,626	3,076,264
Non-current assets:
Property and equipment, net	83,660	86,315
Operating lease right-of-use assets	171,595	172,468
Strategic investments	220,479	223,221
Intangible assets, net	286,475	299,057
Goodwill	1,293,071	1,288,756
Deferred tax assets	4,819	3,934
Other non-current assets	66,568	62,118
Total assets	$4,993,293	$5,212,133
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$167,467	$177,545
Accrued expenses and other current liabilities	477,045	577,359
Deferred revenue, current portion	1,744,240	1,806,269
Operating lease liabilities, current portion	47,406	48,953
Total current liabilities	2,436,158	2,610,126
Non-current liabilities:
Deferred revenue, net of current portion	268,580	308,467
Operating lease liabilities, net of current portion	211,223	214,474
Long-term debt	986,345	985,911
Deferred tax liabilities	20,379	20,387
Other non-current liabilities	41,774	39,917
Total liabilities	3,964,459	4,179,282
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	4,498,214	4,212,064
Accumulated other comprehensive income	42,820	25,300
Accumulated deficit	(3,512,203)	(3,204,516)
Total stockholders’ equity	1,028,834	1,032,851
Total liabilities and stockholders’ equity	$4,993,293	$5,212,133

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(123,769)	$(31,883)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,827	15,084
Stock-based compensation	286,146	235,581
Deferred income taxes	(768)	5,313
Amortization of interest rate swap contracts	(7,155)	—
Net loss on strategic investments	15,292	6,248
Net foreign currency loss	3,040	181
Other	991	(1,246)
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable, net	144,030	109,488
Prepaid expenses and other assets	(39,914)	(23,056)
Accounts payable	(10,144)	(33,025)
Accrued expenses and other liabilities	(108,168)	(71,331)
Deferred revenue	(101,916)	(44,398)
Net cash provided by operating activities	80,492	166,956
Cash flows from investing activities:
Business combinations, net of cash acquired	(4,975)	—
Purchases of property and equipment	(6,151)	(3,669)
Purchases of strategic investments	(14,050)	(3,750)
Purchases of marketable securities	(43,704)	(69,363)
Proceeds from maturities of marketable securities	46,148	—
Proceeds from sales of marketable securities and strategic investments	4,042	19,879
Net cash used in investing activities	(18,690)	(56,903)
Cash flows from financing activities:
Repurchases of Class A Common Stock	(183,610)	(65,879)
Other	(3,143)	—
Net cash used in financing activities	(186,753)	(65,879)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	3,564	(3,280)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(121,387)	40,894
Cash, cash equivalents, and restricted cash at beginning of period	2,178,122	2,103,915
Cash, cash equivalents, and restricted cash at end of period	$2,056,735	$2,144,809

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended September 30,
	2024	2023
Cloud	$792,306	$604,647
Data Center	335,594	242,943
Server	—	78,752
Marketplace and other (1)	59,881	51,433
Total revenues	$1,187,781	$977,775
(1) Included in Marketplace and other is premier support revenue. Premier support is a subscription-based arrangement for a higher level of support across different deployment options. Premier support is recognized as subscription revenue on the Condensed Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended September 30,
	2024	2023
Gross profit
GAAP gross profit	$970,157	$799,746
Plus: Stock-based compensation	18,214	16,821
Plus: Amortization of acquired intangible assets	10,116	5,772
Non-GAAP gross profit	$998,487	$822,339
Gross margin
GAAP gross margin	82%	82%
Plus: Stock-based compensation	1	2
Plus: Amortization of acquired intangible assets	1	—
Non-GAAP gross margin	84%	84%
Operating income
GAAP operating loss	$(31,978)	$(18,869)
Plus: Stock-based compensation	286,146	235,581
Plus: Amortization of acquired intangible assets	13,882	8,231
Non-GAAP operating income	$268,050	$224,943
Operating margin
GAAP operating margin	(3%)	(2%)
Plus: Stock-based compensation	25	24
Plus: Amortization of acquired intangible assets	1	1
Non-GAAP operating margin	23%	23%
Net income
GAAP net loss	$(123,769)	$(31,883)
Plus: Stock-based compensation	286,146	235,581
Plus: Amortization of acquired intangible assets	13,882	8,231
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	(1,378)
Adjustment for: Income tax (1)	23,441	(41,571)
Non-GAAP net income	$199,700	$168,980
Net income per share
GAAP net loss per share - diluted	$(0.48)	$(0.12)
Plus: Stock-based compensation	1.11	0.91
Plus: Amortization of acquired intangible assets	0.05	0.03
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	(0.01)
Adjustment for: Income tax (1)	0.09	(0.16)
Non-GAAP net income per share - diluted	$0.77	$0.65
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net loss per share	260,477	257,907
Plus: Dilution from dilutive securities (2)	298	1,008
Weighted-average shares used in computing diluted non-GAAP net income per share	260,775	258,915
Free cash flow
GAAP net cash provided by operating activities	$80,492	$166,956
Less: Capital expenditures	(6,151)	(3,669)
Free cash flow	$74,341	$163,287
(1) We utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal year 2025, we determined the projected non-GAAP tax rate to be 26%. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where we operate.
(2) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months ended September 30, 2024 and 2023, because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending December 31, 2024
GAAP gross margin	81.0%
Plus: Stock-based compensation	2.0
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP gross margin	84.0%

GAAP operating margin	(10.0%)
Plus: Stock-based compensation	30.0
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP operating margin	21.0%

Fiscal Year Ending June 30, 2025
GAAP gross margin	81.0%
Plus: Stock-based compensation	1.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP gross margin	83.5%

GAAP operating margin	(5.5%) to (5.0%)
Plus: Stock-based compensation	26.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP operating margin	22.0% to 22.5%